UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2014

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, the board of directors (the “Board”) of the Federal Home Loan Bank of Des Moines (the “Bank”) declared that W. Douglas Hile, Steven L. Bumann, Eric A. Hardmeyer, Michelle M. Keeley, and Elsie M. Meeks had been elected to the Board for terms commencing on January 1, 2015, which the Bank reported via Form 8-K filed with the Securities and Exchange Commission on November 13, 2014 (the "Original Form 8-K"). At the time of that filing, the Board committee assignments for 2015 had not been made. The Bank is filing this Form 8-K/A to report Board committee assignments for 2015. This Form 8-K/A amends the Original Form 8-K to disclose the 2015 Board committee assignments.

Board Chairman and Vice Chairman

The Board previously elected Dale E. Oberkfell to serve as Chairman and Eric A. Hardmeyer to serve as Vice Chairman of the Board, each for a two-year term beginning January 1, 2015.

Board Committee Assignments

On January 5, 2015, Chair Oberkfell made, and the Board ratified, the following appointments for all directors for 2015:

Executive and Governance Committee

Dale Oberkfell, Chair
Eric Hardmeyer, Vice Chair
Van Fishback
Chris Grimm
John Kennedy
Ellen Lamale
Paula Meyer
John Robinson

Audit Committee

John Kennedy, Chair
Dale Oberkfell, Vice Chair
Chris Grimm
Doug Hile
Elsie Meeks

Business Operations and Technology Committee

Eric Hardmeyer, Chair
John Rigler, Vice Chair
Steve Bumann
Van Fishback
Teri Keegan

Finance and Planning Committee

Van Fishback, Chair
Teri Keegan, Vice Chair
Michelle Keeley
Paula Meyer
Dale Oberkfell

Human Resources and Compensation Committee

John Robinson, Chair
Paula Meyer, Vice Chair
Michelle Keeley
Ellen Lamale
Joe Stewart

Mission, Member and Housing Committee

Chris Grimm, Chair
Joe Stewart, Vice Chair
John Kennedy
Elsie Meeks
John Robinson

Risk Committee

Ellen Lamale, Chair
Doug Hile, Vice Chair
Steve Bumann
Eric Hardmeyer
John Rigler

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

January 8, 2015	By:	/s/ Steven T. Schuler

Name: Steven T. Schuler
Title: Executive Vice President and Chief Financial Officer